SUB-ADVISORY AGREEMENT

  AGREEMENT made this 28th day of February, 1997, by and between INVESCO Funds Group, Inc. ("INVESCO"), a Delaware corporation, and INVESCO CAPITAL MANAGEMENT, INC. ("ICM"), a Delaware corporation.

                                 WITNESSETH:

  WHEREAS, INVESCO VALUE TRUST (the "Trust") is engaged in business as a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") and has one class of shares (the "Shares"), which is divided into two or more series (the "Series"), each representing an interest in a separate portfolio of investments (the "Funds"); and

  WHEREAS, the Shares of the Trust have, in fact, been divided into separate Series, three such Series being the INVESCO Value Equity Fund (the "Equity Fund"), the INVESCO Intermediate Government Bond Fund (the "Bond Fund"), and the INVESCO Total Return Fund (the "Return Fund"), all such Series having separate portfolios of investments; and

  WHEREAS, INVESCO and ICM are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

  WHEREAS, INVESCO has entered into an Investment Advisory Agreement with the Trust (the "INVESCO Investment Advisory Agreement"), pursuant to which INVESCO is required to provide investment advisory services to the Trust and the Funds of the Trust; and

  WHEREAS, ICM is willing to provide investment advisory services to the Adviser
in  connection  with  the  Trust's   operations  on  the  terms  and  conditions
hereinafter set forth;

  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, INVESCO and ICM hereby agree as follows:

                                  ARTICLE I

                                DUTIES OF ICM

  INVESCO hereby employs ICM to act as investment adviser to the Adviser and to furnish, or arrange for affiliates of ICM to furnish, the investment advisory services described below, subject to the broad supervision of INVESCO and the Trust, for the period and on the terms and conditions set forth in this Agreement. ICM hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. ICM and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or any Fund in any way or otherwise be deemed an agent of the Trust or any Fund of the Trust.



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  ICM hereby agrees to manage the investment operations of the Equity Fund, Bond
Fund, and Return Fund, subject to the supervision of the Trust's trustees (the "Trustees") and INVESCO. Specifically, ICM agrees to perform the following services for the Trust, INVESCO, and the Equity Fund, Bond Fund, and Return
Fund:

     (a) to manage the investment and reinvestment of all assets, now or hereafter acquired, by the Equity Fund, Bond Fund, and Return Fund;

     (b) to maintain a continuous investment program for the Equity Fund, Bond Fund, and Return Fund, consistent with (i) the three Funds' and Trust's investment policies as set forth in the Trust's Declaration of Trust, Bylaws, Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Trust or of the three Funds, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Trust's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

     (c) to determine what securities are to be purchased or sold for the Equity Fund, Bond Fund, and Return Fund, unless otherwise directed by the Trustees of the Trust or INVESCO, and to execute transactions accordingly;

     (d) to provide to the Trust and the Equity Fund, Bond Fund, and Return Fund the benefit of all of the investment analysis and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of ICM;

     (e) to determine what portion of the Equity Fund, Bond Fund, and Return Fund should be invested in the common stocks, preferred stocks, Government obligations, commercial paper, certificates of deposit, bankers' acceptances, variable amount notes, corporate debt obligations, and any other authorized securities; and

     (f) to make recommendations as to the manner in which voting rights, rights to consent to Trust and/or Equity Fund, Bond Fund, and Return Fund action and any other rights pertaining to the three Funds' portfolio securities shall be exercised.

  With respect to execution of transactions for the Trust and for the Equity Fund, Bond Fund, and Return Fund, ICM shall place orders for the purchase or sale of portfolio securities with brokers or dealers selected by ICM. In connection with the selection of such brokers or dealers and the placing of such orders, ICM is directed at all times to obtain for the three Funds, the most favorable execution and price; after fulfilling this primary requirement of obtaining the most favorable execution and price, ICM is hereby expressly authorized to consider as a secondary factor in selecting brokers or dealers with which such orders may be placed whether such firms furnish



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statistical,  research and other information or services to ICM.  Receipt by ICM of any such statistical or other information and services should not be deemed to give rise to any requirement for abatement of the advisory fee payable pursuant to paragraph 3 hereof. ICM may follow a policy of considering sales of shares of the Trust as a factor in the selection of broker-dealers to execute portfolio transactions, subject to the requirements of best execution discussed above.

                                  ARTICLE II

                      ALLOCATION OF CHARGES AND EXPENSES

  ICM assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall also, at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement.

  Except to the extent expressly assumed by ICM herein and except to the extent required by law to be paid by ICM, INVESCO and/or the Trust shall pay all costs and expenses in connection with its respective operations. Without limiting the generality of the foregoing, such costs and expenses payable by INVESCO or the Trust, as applicable, include the following:

     (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Trust or any Fund in connection with securities transactions to which INVESCO, the Trust or any Fund is a party or in connection with securities owned by INVESCO, the Trust or any Fund;

     (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services, and legal counsel for INVESCO, the Trust or for any Fund;

     (c) the interest on indebtedness, if any, incurred by INVESCO, the Trust or any Fund;

     (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by INVESCO, the Trust or any Fund to federal, state, county, city, or other governmental agents;

     (e) the fees and expenses involved in maintaining the registration and qualification of the Trust and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements, including the preparation and printing of prospectuses and statements of additional information;

     (f) the compensation and expenses of the Trustees of the Trust;

     (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Trust's shareholders, as well as all expenses of shareholders' meetings and Trustees' meetings;



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     (h) all  costs,  fees or other  expenses  arising  in  connection  with the organization and filing of the Trust's Declaration of Trust, including its initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Trust's operations by any other federal or state authority;

     (i) the expenses of repurchasing and redeeming shares of the Trust;

     (j) insurance premiums;

     (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interests of the Trust;

     (l) extraordinary expenses, including fees and disbursements of counsel, in connection with litigation by or against INVESCO, the Trust or any Fund;

     (m) premiums for the fidelity bond maintained by the Trust pursuant to
   Section 17(g) of the 1940 Act and rules promulgated thereunder; and

     (n) association and institute dues.

                                 ARTICLE III

                             COMPENSATION OF ICM

  For the services rendered, the facilities furnished and expenses assumed by ICM, INVESCO shall pay to ICM an annual fee, computed on a daily basis and paid on a monthly basis, using for each daily calculation the most recently determined net asset value of the Equity Fund, Bond Fund, and Return Fund, as determined by valuation made in accordance with the three Funds' procedures for calculating their net asset value as described in the Prospectus and/or Statement of Additional Information. On an annual basis, the advisory fee to ICM shall be as follows: 0.20% of the Equity Fund's and Return Fund's, and 0.16% of the Bond Fund's, average net asset value up to $500 million; 0.17% of the Equity Fund's and Return Fund's, and 0.13% of the Bond Fund's, average net asset value in excess of $500 million but not more than $1 billion; and 0.13% of the Equity Fund's and Return Fund's, and 0.11% of the Bond Fund's, average net asset value in excess of $1 billion. During any period when the determination of a Fund's net asset value is suspended by the Trustees of the Trust, the net asset value of a share of that Fund as of the last business day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                  ARTICLE IV

                        LIMITATION OF LIABILITY OF ICM

ICM shall not be liable for any error of judgment, mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Trust or, in particular,



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the Equity Fund, Bond Fund, and Return Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, ICM shall include any affiliates of ICM performing services contemplated hereby and directors, officers, partners and employees of ICM and such affiliates.

                                  ARTICLE V

                              ACTIVITIES OF ICM

The services of ICM to the Trust are not to be deemed to be exclusive, ICM and any person controlled by or under common control with ICM (for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that trustees, officers, employees and shareholders of the Trust are or may become interested in ICM and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, partners, employees and shareholders of ICM and its affiliates are or may become interested in the Trust as trustees, officers and employees, and that ICM, INVESCO, and the trustees, officers, employees and shareholders of INVESCO and its affiliates may become interested in the Trust as a shareholder or otherwise.

                                  ARTICLE VI

                   AVOIDANCE OF INCONSISTENT POSITIONS AND
                           COMPLIANCE WITH THE LAWS

In connection with purchases or sales of securities for the investment portfolio of the Trust or of the Equity Fund, Bond Fund, and Return Fund, neither ICM nor any of its directors, officers, partners or employees will act as a principal or agent for any party other than the Trust or the three Funds, as applicable, or receive any commissions. ICM will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

                                 ARTICLE VII

                  DURATION AND TERMINATION OF THIS AGREEMENT

This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Equity Fund, Bond Fund, and Return Fund, and shall remain in force for an initial term of two years from the date of execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Equity Fund, Bond Fund, and Return Fund, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.



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  This  Agreement  may be  terminated  at any time,  without  the payment of any penalty, by INVESCO, the Trustees of the Trust or by vote of the majority of the outstanding voting securities of the Equity Fund, Bond Fund, and Return Fund, or by ICM, on sixty days' written notice to the applicable party(ies). This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the INVESCO Investment Advisory Agreement.

                                 ARTICLE VIII

                         AMENDMENTS OF THIS AGREEMENT

  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by ICM and INVESCO, and no material amendment of this Agreement shall be effective until approved by the vote of a majority of the outstanding voting securities of any Fund as to which such amendment is applicable; provided, however, that this paragraph shall not prevent any immaterial amendment(s) to this Agreement, which amendment(s) are made with the approval of (1) the Trustees and (2) a majority of the Trustees of the Trust who are not interested persons of INVESCO, ICM or the Trust.

                                  ARTICLE IX

                         DEFINITIONS OF CERTAIN TERMS

  The terms "vote of a majority of the outstanding voting securities," "assignments," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                  ARTICLE X

                                GOVERNING LAW

  This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                  ARTICLE XI

                              PERSONAL LIABILITY

  ICM EXPRESSLY ACKNOWLEDGES THAT THE DECLARATION OF TRUST ESTABLISHING THE INVESCO VALUE TRUST, DATED JULY 9, 1987, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME INVESCO




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VALUE  TRUST  REFERS TO THE  TRUSTEES  UNDER  THE  DECLARATION  COLLECTIVELY  AS
TRUSTEES, BUT NOT AS INDIVIDUALS OR PERSONALLY; AND NO TRUSTEE, SHAREHOLDER, OFFICER, EMPLOYEE OR AGENT OF INVESCO VALUE TRUST SHALL BE HELD TO ANY PERSONAL
LIABILITY,   NOR  SHALL  RESORT  BE  HAD  TO  THEIR  PRIVATE  PROPERTY  FOR  THE
SATISFACTION OF ANY OBLIGATION OR CLAIM OR OTHERWISE, IN CONNECTION WITH THE AFFAIRS OF SAID INVESCO VALUE TRUST, BUT THE "TRUST PROPERTY" (AS DEFINED IN THE DECLARATION) ONLY SHALL BE LIABLE.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         INVESCO FUNDS GROUP, INC.


                                         By:  /s/ Dan J. Hesser
                                              ----------------------------
                                              President

ATTEST:

/s/ Glen A. Payne
-----------------
    Secretary

                                         INVESCO CAPITAL MANAGEMENT, INC.


                                         By:  /s/ Frank M. Bishop
                                              ----------------------------
                                              President

ATTEST:

/s/ Glen A. Payne
-----------------
    Secretary